                                                                    EXHIBIT 10.3
                                                                  EXECUTION COPY



================================================================================






                            PUT/CALL OPTION AGREEMENT

                                     between

                        COVAD COMMUNICATIONS GROUP, INC.

                                       and

                       BEAR STEARNS CORPORATE LENDING INC.



                            Dated as of June 15, 2000






================================================================================

                                TABLE OF CONTENTS

                                                                            Page

ARTICLE  IDEFINITIONS........................................................-1-
    SECTION 1.1  CERTAIN DEFINED TERMS.......................................-1-
    SECTION 1.2  OTHER DEFINITIONAL PROVISIONS...............................-6-

ARTICLE IIPUT OPTION.........................................................-6-
    SECTION 2.1  PURCHASE OBLIGATION.........................................-6-
    SECTION 2.2  ASSIGNMENT..................................................-6-
    SECTION 2.3  RESALE TRUE-UP..............................................-7-
    SECTION 2.4  INTERIM TRUE-UP.............................................-7-
    SECTION 2.5  RESERVATION OF RESALE RIGHTS................................-7-
    SECTION 2.6  DELAY FEE...................................................-7-

ARTICLE IIICALL OPTION.......................................................-8-
    SECTION 3.1  CALL RIGHT..................................................-8-

ARTICLE IVREGISTRATION RIGHTS................................................-8-
    SECTION 4.1  DEMAND REGISTRATIONS........................................-8-
    SECTION 4.2  PRESERVATION OF RIGHTS......................................-9-
    SECTION 4.3  REGISTRATION PROCEDURES.....................................-9-
    SECTION 4.4  SELLING FEES...............................................-12-
    SECTION 4.5  REGISTRATION EXPENSES......................................-13-
    SECTION 4.6  LIMITATIONS ON SALE OR DISTRIBUTION OF OTHER SECURITIES....-13-
    SECTION 4.7  COMPANY RIGHT TO POSTPONE RESALE...........................-14-
    SECTION 4.8  NO REQUIRED SALE...........................................-14-
    SECTION 4.9  INDEMNIFICATION............................................-14-
    SECTION 4.10  CONTRIBUTION..............................................-16-

ARTICLE VCONDITIONS OF EFFECTIVENESS........................................-18-
    SECTION 5.1  CONDITIONS OF EFFECTIVENESS................................-18-

ARTICLE VIREPRESENTATIONS AND WARRANTIES....................................-19-
    SECTION 6.1  REPRESENTATIONS AND WARRANTIES OF THE COMPANY..............-19-

ARTICLE VIICOVENANTS........................................................-22-
    SECTION 7.1  COVENANTS OF THE COMPANY...................................-22-
    SECTION 7.2  COVENANTS OF BEAR STEARNS..................................-23-

ARTICLE VIII MISCELLANEOUS..................................................-24-
    SECTION 8.1  TAXES......................................................-24-

    SECTION 8.2  ABSOLUTE NATURE OF OBLIGATION..............................-24-
    SECTION 8.3  RESALE INDEMNITY...........................................-25-
    SECTION 8.4  WAIVER OF DEFENSES.........................................-25-
    SECTION 8.5  REINSTATEMENT..............................................-26-
    SECTION 8.6  PLACE OF CLOSING...........................................-26-
    SECTION 8.7  NOTICES....................................................-26-
    SECTION 8.8  REMEDIES...................................................-27-
    SECTION 8.9  NO RIGHT TO PURCHASE.......................................-27-
    SECTION 8.10  NO WAIVER; CUMULATIVE REMEDIES............................-27-
    SECTION 8.11  COUNTERPARTS..............................................-27-
    SECTION 8.12  SEVERABILITY..............................................-27-
    SECTION 8.13  AMENDMENTS IN WRITING; NO WAIVER..........................-27-
    SECTION 8.14  INTEGRATION...............................................-27-
    SECTION 8.15  GOVERNING LAW.............................................-28-
    SECTION 8.16  SUBMISSION TO JURISDICTION; WAIVERS.......................-28-
    SECTION 8.17 ACKNOWLEDGMENTS............................................-28-
    SECTION 8.18  WAIVERS OF JURY TRIAL.....................................-29-
    SECTION 8.19  ASSIGNMENT................................................-29-
    SECTION 8.20  PAYMENT OF CERTAIN FEES AND EXPENSES......................-29-

EXHIBIT A  -     Form of Assignment and Acceptance
EXHIBIT B  -     Form of Opinion of Irell & Manella

                            PUT/CALL OPTION AGREEMENT


                    PUT/CALL OPTION AGREEMENT, dated as of June 15, 2000 (this "AGREEMENT") between Covad Communications Group, Inc., a Delaware Corporation (the "COMPANY") and Bear Stearns Corporate Lending Inc. ("BEAR STEARNS").


                              W I T N E S S E T H:

                    WHEREAS, the Company has entered into that certain Agreement and Plan of Merger and Reorganization, dated as of June 15, 2000 (the "Merger Agreement"), among the Company, Covad Acquisition Corp., a Delaware Corporation, and BlueStar Communications Group, Inc., a Delaware Corporation ("BLUESTAR");

                    WHEREAS, pursuant to the Merger Agreement, the Company has agreed to make or cause to be made certain loans to BlueStar until the earlier of the Effective Time (as defined in the Merger Agreement) and termination of the Merger Agreement;

                    WHEREAS, BlueStar, as borrower, and Bear Stearns, as lender, have entered into that certain Demand Loan Agreement of even date herewith (the "LOAN AGREEMENT"); and

                    WHEREAS, Bear Stearns is willing to enter into the Loan Agreement only if the Company agrees to purchase the Loans thereunder from Bear Stearns upon the terms and conditions hereinafter set forth;

                    NOW THEREFORE, to induce Bear Stearns to enter into the Loan Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company hereby covenants and agrees with Bear Stearns as follows:

                                    ARTICLE I

                                   DEFINITIONS

                    SECTION I.1 CERTAIN DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings:

                    "AFFILIATE" means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such specified Person, for so long as such Person remains so associated to the specified Person.

                    "ALL-IN LOAN VALUE", on any date, means an amount equal to the aggregate outstanding principal balance of the Loans, plus accrued and unpaid interest thereon from the closing of the Loans through and including the date or dates Bear Stearns receives cash in complete satisfaction of the Put Option or the Call Option, as the case may be (including, without limitation, interest accruing at the applicable rate provided in the Loan Agreement, including any applicable default margin, after the maturity of the Loans and after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to BlueStar, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), any other outstanding amounts payable under the Loan Agreement, together with any accrued and unpaid fees and expenses through and including the date or dates Bear Stearns receives cash in complete satisfaction of the Put Option or the Call Option, as the case may be, which fees and expenses, under the Loan Agreement, are payable to Bear Stearns, and any accrued and unpaid fees and expenses (including, without limitation, Selling Fees and any Delay Fee) payable to Bear Stearns under this Agreement.

                    "BLACKOUT PERIOD" has the meaning set forth in Section 4.7 hereof.

                    "BUSINESS DAY" means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in The City of New York.

                    "CHANGE OF CONTROL," with respect to BlueStar, means the occurrence of any of the following: (i) the consummation of the merger pursuant to the Merger Agreement (ii) the sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the assets of BlueStar and its subsidiaries, taken as a whole, to any Person or group (as such term is used in Section 13(d)(3) and 14(d)(2) of the Exchange
          Act), (iii) any Person or group (as defined above) is or becomes the beneficial owner, directly or indirectly, of more than 50% of the total voting stock of BlueStar, including by way of merger, consolidation or otherwise or (iv) the first day on which a majority of the members of the Board of Directors of BlueStar are not Continuing Directors.

                    "CLAIMS" has the meaning set forth in Section 4.9(a).

                    "CLOSING DATE" means the date on which the conditions precedent set forth in Section 5.1 shall have been satisfied.

                    "COMMENCEMENT DATE" means the earliest to occur of the following dates:

                         (i)   the date 180 days following the Closing Date,

                         (ii) the date on which a Change of Control occurs with respect to BlueStar,

                         (iii) the date of commencement by or against BlueStar
                    or any of its subsidiaries of any bankruptcy proceedings,

                         (iv) the date on which the Merger Agreement is (x) terminated or (y) amended without the prior written consent of Bear Stearns,

                         (v) such day as the bid price per Company Share is at or below per share at the close of the afternoon session for the immediately preceding three (3) Nasdaq trading days, as determined by Bear Stearns, and

                         (vi) the date on which (x) the holder or holders of any indebtedness of BlueStar for borrowed money (or a trustee or agent on behalf of such holder or holders) causes or has the right to cause such indebtedness for borrowed money to be declared to be due and payable prior to its stated maturity, (y) BlueStar fails to make any payment in respect of any indebtedness for borrowed money when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) or (z) BlueStar fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such indebtedness for borrowed money, that results in an event of default under such indebtedness.

                    "COMPANY SHARE VALUE" means, for each Company Share, an amount equal to 90% of the average bid price per Company Share at the close of the afternoon session for the two Nasdaq trading days immediately preceding the related Exercise Date, as determined by Bear Stearns.

                    "COMPANY SHARES" means shares of the common stock, par value $0.001 per share, of the Company.

                    "CONTINUING DIRECTORS" means, with respect to BlueStar, as of any date of determination, any member of the Board of Directors of BlueStar who (i) was a member of such Board of Directors on the date of this Agreement or (ii) was nominated for election to such Board of Directors with the affirmative vote of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election or who was elected or appointed in the ordinary course by Continuing Directors or other directors so elected or appointed.

                    "DELAY FEE" has the meaning set forth in Section 2.5 hereof.

                    "EFFECTIVE PERIOD" has the meaning set forth in Section 4.3(b).

                    "EXCHANGE ACT" means the U.S. Securities Exchange Act of 1934, as amended.

                    "EXERCISE DATE" means the date on which Bear Stearns exercises the Put Option or the Company exercises the Call Option.

                    "GOVERNMENTAL AUTHORITY" means any governmental, regulatory or administrative agency, authority, instrumentality or commission or any court, tribunal or judicial or arbitral body of the United States (federal, state or local) or any other country or the European Community or any other supranational organization or body.

                    "IN CASH" means in U.S. dollars.

                    "INDENTURES" means the Indenture dated as of March 11, 1998 between the Company and The Bank of New York, the Indenture dated as of February 18, 1999 between the Company and The Bank of New York and the Indenture dated as of January 28, 2000 between the Company and United States Trust Company of New York.

                    "LOANS" has the meaning set forth in the Loan Agreement.

                    "MATERIAL ADVERSE EFFECT" means a material adverse effect on
          (a) the business, operations, property, condition (financial or otherwise) or prospects of the Company and its Subsidiaries taken as a whole or (b) the validity or enforceability of this Agreement or the rights or remedies of Bear Stearns hereunder.

                    "OTHER TAXES" means any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, this Agreement.

                    "PERSON" means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivisions thereof or any group comprised of two or more of the foregoing.

                    "PURCHASE PRICE" has the meaning set forth in Section 2.1.

                    "REGISTRABLE SECURITIES" means the Company Shares (including Company Shares issued and delivered pursuant to Section 2.3 or 2.4 of this Agreement) whether beneficially owned by Bear Stearns as of the Closing Date or thereafter acquired by Bear Stearns or an Affiliate of Bear Stearns. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (i) a registration statement with respect to the sale of such securities shall have been declared effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (ii) such securities shall have been sold (other than in a privately-negotiated sale) pursuant to Rule 144 (or any successor provision) under the Securities Act, (iii) such securities are eligible for sale pursuant to Rule 144 without being subject to applicable volume limitations thereunder or (iv) such securities shall have ceased to be outstanding.

                    "REGISTRATION PERIOD" means the period from the Closing Date and ending on the date when, after the Settlement Date, neither Bear Stearns nor an Affiliate of Bear Stearns holds Registrable Securities or otherwise is entitled to receive Company Shares pursuant to this Agreement.

                    "REGISTRATION RIGHTS EXPENSES" means any and all fees and expenses incident to the Company's performance of or compliance with its obligations under Article IV of this Agreement, including, without limitation: (i) registration, filing and other fees of the SEC or relating to any U.S. securities exchange or market registration or qualification, (ii) fees and expenses of compliance with U.S. state and local securities or "blue sky" laws and in connection with the preparation of a "blue sky" survey, including reasonable fees and expenses of "blue sky" counsel, (iii) printing and copying expenses,
          (iv) messenger and delivery expenses, (v) expenses incurred in connection with any road show, (vi) fees and disbursements of counsel for the Company, (vii) with respect to each registration, the reasonable fees and disbursements of one counsel for Bear Stearns and
          (viii) fees and disbursements of the Company's independent public accountants (including the expenses relating to any audit or limited review and "comfort" letters).

                    "REQUIREMENT OF LAW" means, as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                    "RESPONSIBLE OFFICER" means the chief executive officer, the president or chief financial officer of the Company, or any other officer having substantially the same authority and responsibility.

                    "SEC" means the U.S. Securities and Exchange Commission.

                    "SECURITIES ACT" means the U.S. Securities Act of 1933, as amended.

                    "SELLING FEE" has the meaning set forth in the Section 4.4 hereof.

                    "SETTLEMENT DATE" means the first practicable day following the Exercise Date, but no later than the second day following the Exercise Date, that is a business day for The Depository Trust Company.

                    "SHARE CAPITAL" means any and all shares, interest, participation or other equity equivalents (however designated and whether voting or non-voting) and any and all rights (other than any evidence of indebtedness), warrants or options exchangeable for or convertible into such shares, interest, participation or other equity equivalents.

                    "TRANSFER" means, as to any security, directly or indirectly, to sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of, either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition, of such security beneficially owned by a Person or any interest in any such security beneficially owned by a Person.

                  "VOTING SHARES" means shares of the class or classes of Share Capital pursuant to which the holders thereof have the general voting power to vote at meetings of Shareholders (irrespective of whether or not at the time shares of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

                  SECTION I.2 OTHER DEFINITIONAL PROVISIONS. (a) The words "HEREOF," "HEREIN" and "HEREUNDER" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article, Section, Annex and Schedule references are to this Agreement unless otherwise specified; and

                  (b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                                   ARTICLE II

                                   PUT OPTION

                  SECTION II.1 PURCHASE OBLIGATION. If all or any portion of the Loans is outstanding as of the Commencement Date and for so long as the Loans remain outstanding, Bear Stearns shall have the right, at any time after the Commencement Date, to sell and assign all of such Loans to the Company ("PUT OPTION"), in the manner and for the purchase price set forth in this Article II. On the Exercise Date for the Put Option, Bear Stearns shall provide written notice (which may be notice by telecopy with an oral confirmation of delivery) to the Company stating that the Put Option is being exercised pursuant to this
Article II. On the Settlement Date, the Company shall purchase the Loans from the Company in cash in an amount equal to the All-In Loan Value or, at the Company's election, in Company Shares with an aggregate Company Share Value then equal to the All-In Loan Value (such cash amount or Company Share amount sometimes hereinafter referred to as the "PURCHASE PRICE"). Payment of such Purchase Price shall be made without reduction or setoff of any kind whatsoever. Any such Purchase Price paid in cash shall be paid to Bear Stearns in federal funds or other immediately available funds.

                  SECTION II.2 ASSIGNMENT. Promptly upon receipt of the Purchase Price, Bear Stearns shall deliver to the Company an assignment of its rights with respect to the Loans and the Loan Documents in substantially the form of ANNEX A attached, with blanks filled in appropriately (each, an "ASSIGNMENT"). The Company and Bear Stearns shall cooperate in taking any other action reasonably requested by either of them (with the Company to bear the reasonable out-of-pocket costs incurred by either party in taking such action) to perfect or further evidence the assignment of the Loans to the Company including, without limitation, in the event of a bankruptcy with respect to BlueStar, any required registration of transfers of claims in such bankruptcy. In the event that the purchase of the Loans under this Article II is enjoined, excused or stayed in connection with any bankruptcy case commenced by BlueStar, the Company shall (to the extent not so enjoined, excused or stayed) nevertheless pay the Purchase Price as required herein and shall have a participating interest in the Loans until such time as the assignment of the Loans contemplated herein shall be permitted. In such event, Bear Stearns will promptly deliver to the Company any consideration it receives in respect of the Loans after the Settlement Date, less any applicable fees and expenses incurred by Bear Stearns, with all necessary endorsements.

                  SECTION II.3 RESALE TRUE-UP. Upon completion of each resale of any Company Shares by Bear Stearns (but not more frequently than daily), Bear Stearns shall furnish to the Company a statement setting forth the aggregate proceeds received from all such resales and the applicable selling concessions, transfer taxes and other fees and expenses. Bear Stearns further agrees to (i) remit to the Company the excess of the aggregate proceeds received from the resale of such Company Shares over the All-In Loan Value, after deducting from such proceeds of sale any selling concessions, transfer taxes and other fees and expenses and (ii) to the extent not sold by Bear Stearns to satisfy the All-In Loan Value, return to the Company any remaining Company Shares. If the All-In Loan Value exceeds the aggregate proceeds received by Bear Stearns from the resale of all Company Shares, less applicable selling concessions, transfer taxes and other fees and expenses, the Company shall, immediately upon completion of the last such resale, pay such excess amount to Bear Stearns in cash or, at the Company's option, in additional Company Shares. This procedure shall be repeated until Bear Stearns realizes in cash the total All-In Loan Value.

                  SECTION II.4 INTERIM TRUE-UP. In the event that the average bid price per share of the Company's common stock at the close of the afternoon session for any two consecutive Nasdaq trading days shall have decreased after the Settlement Date such that the All-In Loan Value at that time exceeds the product of (i) the number of Company Shares received by Bear Stearns on the Settlement Date and (ii) that average bid price by at least $1 million, the Company shall, immediately upon notice by Bear Stearns, pay such excess amount to Bear Stearns in cash or, at the Company's option, in additional Company Shares.

                  SECTION II.5 RESERVATION OF RESALE RIGHTS. Bear Stearns reserves the absolute right to sell, in its sole discretion, any or all of the Company Shares in a transaction exempt from registration under the Securities Act or pursuant to a registration statement and to effect such sale, in its sole discretion, in any amount of Company Shares and at any time or from time to time.

                  SECTION II.6 DELAY FEE. The Company shall pay to Bear Stearns a Delay Fee ("DELAY FEE") of 2% of the All-In Loan Value, which shall accrue from and after the date that the Company fails to deliver cash or Company Shares in an amount then equal to the All-In-Loan Value when required pursuant to the terms of this Agreement.

                                   ARTICLE III

                                   CALL OPTION

                  SECTION III.1 CALL RIGHT. The Company may, at any time and at its sole option, give Bear Stearns written notice (which may be notice by telecopy with an oral confirmation of delivery) of its intention to call the Loans (the "CALL OPTION"). The date of such notice shall be deemed the Exercise Date for such Call Option. On the Settlement Date, the Company shall purchase the Loans from Bear Stearns for cash in an amount equal to the All-In Loan Value, and Bear Stearns shall deliver the Assignments to the Company. Such cash payment shall be paid to Bear Stearns in federal funds or other immediately available funds.

                                   ARTICLE IV

                               REGISTRATION RIGHTS

                  SECTION IV.1 DEMAND REGISTRATIONS. (a) At any time and from time to time after the Closing Date and during the Registration Period, Bear Stearns shall have the right on one occasion to require the Company to file a "shelf" registration statement on any appropriate form pursuant to Rule 415 (or similar rule that may be adopted by the SEC) under the Securities Act covering all or any part of its Registrable Securities, within three (3) Business Days of written request (which may be notice by telecopy with an oral confirmation of delivery) by Bear Stearns and in any event no later than the date that is three months after the Closing Date (each such date, a "FILING DATE"), to permit resales of Registrable Securities as contemplated by this Agreement. A request pursuant to this Section 4.1(a) is referred to herein as a "DEMAND REGISTRATION REQUEST" and a registration so requested is referred to herein as a "DEMAND REGISTRATION."

                  (b) The Company shall include in a Demand Registration requested under Section 4.1(a) any or all of the Registrable Securities of Bear Stearns as requested by Bear Stearns.

                  (c) The Company shall, as expeditiously as practicable following a Demand Registration Request, use its best efforts to (i) effect the registration under the Securities Act (including by means of a shelf registration pursuant to Rule 415 under the Securities Act if so requested by Bear Stearns) of the Registrable Securities which the Company has been so requested to register by Bear Stearns, for distribution, in accordance with such intended method of distribution, (ii) to cause such registration to become effective no later than the Exercise Date of the Put Option, (iii) if requested by Bear Stearns, to obtain acceleration of the effective date of the registration statement relating to such registration and (iv) to keep any Demand Registration required by this Section 4.1 continuously effective, supplemented and amended as required by and subject to the provisions of Section 4.3 hereof to the extent necessary to ensure that it is available for sales of Registrable Securities by Bear Stearns and to ensure that it conforms with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the SEC as announced from time to time during the Effective Period.

                  SECTION IV.2 PRESERVATION OF RIGHTS. From the Closing Date and for so long as Bear Stearns or an Affiliate of Bear Stearns holds Registrable Securities, the Company shall not effect any registration under the Securities Act of Voting Shares or otherwise grant any rights to third parties which contravene the rights of Bear Stearns granted hereunder.

                  SECTION IV.3 REGISTRATION PROCEDURES. If and whenever the Company is required by the provisions of this Agreement to effect or cause the registration of any Registrable Securities under the Securities Act as provided in this Agreement, the Company shall, as expeditiously as practicable:

                  (a) prepare and file with the SEC a registration statement on an appropriate registration form of the SEC for the disposition of such Registrable Securities in accordance with the intended method of disposition thereof, which form shall be selected by the Company and shall, in the case of a shelf registration, be available for the sale of the Registrable Securities by Bear Stearns and such registration statement shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith during the Effective Period, and the Company shall use its best efforts to cause such registration statement to become effective (PROVIDED, HOWEVER, that before filing a registration statement or prospectus or any amendments or supplements thereto, or comparable statements under U.S. state securities or "blue sky" laws, the Company will, upon request by Bear Stearns, furnish to one counsel for Bear Stearns copies of all such documents proposed to be filed (including all exhibits thereto), which documents will be subject to the reasonable review and reasonable comment of such counsel, and the Company shall not file any registration statement or amendment thereto or any prospectus or supplement thereto with respect to a Demand Registration to which Bear Stearns shall reasonably object in writing;

                  (b) prepare and file with the SEC such amendments (including post-effective amendments) and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all Registrable Securities covered by such registration statement in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement in each case for a period until the earlier of (i) such time as all such Registrable Securities have been disposed of in accordance with the intended methods of disposition set forth in such registration statement by Bear Stearns and (ii) the expiration of 10 Nasdaq trading days from the Settlement Date; PROVIDED that the period described in this clause (ii) shall be extended (x) to the date two Nasdaq trading days after Bear Stearns last receives any additional Company Shares pursuant to Section 2.3 of this Agreement and (y) by the number of days that resales in the Company Shares (including resales contemplated by Section 2.3 of this Agreement) are prohibited by the Company pursuant to Section 4.7 of this Agreement (such period, the "EFFECTIVE PERIOD").

                  (c) furnish, without charge, to Bear Stearns such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits), and the prospectus included in such registration statement (including each preliminary prospectus and summary prospectus), in conformity with the requirements of the Securities Act, such documents incorporated by reference in such registration statement, and such other documents, as Bear Stearns may reasonably request in order to facilitate the disposition of the Registrable Securities as contemplated by such registration statement;

          (d) use its best efforts to register or qualify all Registrable Securities covered by such registration statement under such other securities or "blue sky" laws of such jurisdictions within the United States as Bear Stearns shall reasonably request, to the extent such registration or qualification is required by law, and do any and all other acts and things that may be necessary or advisable to enable Bear Stearns to consummate the disposition of the Registrable Securities in such jurisdictions, except that in no event shall the Company be required to qualify generally to do business as a foreign corporation in any jurisdiction where it would not, but for the requirements of this paragraph (d), be required to be so qualified, to subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction;

          (e) enter into such customary agreements (including an agreement which may include customary indemnification provisions in favor of underwriters and other persons in addition to, or in substitution for, the provisions of Section
4.9 hereof) and take such other actions as Bear Stearns shall reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

          (f) obtain (i) any opinion of counsel for the Company, dated the Settlement Date, in customary form and in form and scope reasonably satisfactory to Bear Stearns and its counsel and (ii) any "comfort" letter signed by the independent public accountants in customary form and covering matters of the type customarily covered by "comfort" letters;

          (g) notify Bear Stearns as soon as practicable: (i) when the registration statement, any pre-effective amendment, the prospectus or any prospectus supplement related thereto or post-effective amendment to the registration statement has been filed and, with respect to the registration statement or any post-effective amendment, when the same has become effective;
(ii) of any request by the SEC or state securities authority for amendments or supplements to the registration statement or the prospectus related thereto or for additional information; (iii) of the issuance by the SEC of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the U.S. state securities or "blue sky" laws or the initiation of any proceeding for such purpose; and (v) of the existence of any fact of which the Company becomes aware that results in the registration statement, the prospectus related thereto or any document incorporated therein by reference containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make any statement therein not misleading; and, if the notification relates to an event described in clause (v), the Company shall, as soon as reasonably practicable, prepare and furnish to Bear Stearns a reasonable number of copies of a prospectus as supplemented or amended so that, as thereafter delivered to Bear Stearns the prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made not misleading;

          (h) use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable after the effective date of the registration statement (and in any event within 16 months thereafter), an earning statement (which need not be audited) covering the period of at least 12 consecutive months beginning with the first day of the Company's first calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations thereunder;

          (i) use its best efforts to (i) cause all such Registrable Securities covered by such registration statement to be listed on each U.S. securities exchange or market or quotation system on which similar securities issued by the Company are then listed or quoted, and provide a transfer agent and registrar for such Registrable Securities not later than the effective date of such registration statement; (ii) comply with all applicable laws and the requirements of the relevant securities exchange or market or quotation system in respect of such listing and (iii) consult with Bear Stearns in respect of all aspects of such listing;

          (j) deliver, as soon as practicable, to Bear Stearns and one counsel for Bear Stearns copies of all correspondence between the SEC and the Company, its counsel or auditors and any memoranda relating to discussions with the SEC or its staff with respect to the registration statement, other than those portions of any such memoranda that contain information subject to attorney-client privilege with respect to the Company or other shareholders, and, upon receipt of such confidentiality agreements as the Company may reasonably request, make reasonably available for inspection by Bear Stearns and by any attorney, accountant or other agent retained by Bear Stearns, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company's officers, directors and employees to supply all information reasonably requested by Bear Stearns, any such attorney, accountant or agent in connection with such registration statement;

          (k) use reasonable efforts to prevent the issuance of any stop order suspending the effectiveness of the registration statement or of any order preventing or suspending the use of any preliminary prospectus and, if any such order is issued, to obtain the withdrawal of any such order at the earliest possible moment;

          (l) make reasonably available its employees and personnel and otherwise provide reasonable assistance to Bear Stearns (taking into account the needs of the Company's businesses and the requirements of the resale process) in the resale of Registrable Securities as contemplated in this Agreement.

          (m) promptly prior to the filing of any document that is to be incorporated by reference into the registration statement or the prospectus (after the initial filing of such registration statement), provide copies of such document to one counsel for Bear Stearns and make the Company's representatives reasonably available for discussion of such document and make such changes in such document concerning Bear Stearns prior to the filing thereof as such counsel for Bear Stearns may reasonably request;

          (n) furnish to Bear Stearns, without charge, at least one signed copy of the registration statement and each post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

          (o) cooperate with Bear Stearns and each agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc.;

          (p) cooperate with Bear Stearns to facilitate the timely preparation and delivery of certificates not bearing any restrictive legends representing the Registrable Securities to be sold, and cause such Registrable Securities to be issued in such denominations and registered in such names in accordance with the instructions of Bear Stearns at least two Business Days prior to any sale of Registrable Securities; and

          (q) take all such other reasonable actions as are necessary or advisable or reasonably requested by Bear Stearns in order to expedite or facilitate the disposition of such Registrable Securities.

The Company may require as a condition precedent to the Company's obligations under this Section 4.3 that Bear Stearns furnish the Company such information regarding Bear Stearns and the distribution of such securities as the Company may from time to time reasonably request in writing and as shall be required by law, by the SEC or by any securities exchange or market or quotation system on which the Registrable Securities are to be listed or quoted in connection therewith; PROVIDED, that such information shall be used only in connection with such registration and the fulfillment of the Company's obligations under this Agreement. If any such registration statement or comparable statement under "blue sky" laws refers to Bear Stearns by name or otherwise as Bear Stearns, then Bear Stearns shall have the right to require (i) the insertion therein of language, in form and substance satisfactory to Bear Stearns and the Company, to the effect that the holding by Bear Stearns of such securities is not to be construed as a recommendation by Bear Stearns of the investment quality of the Company's securities covered thereby and that such holding does not imply that Bear Stearns will assist in meeting any future financial requirements of the Company or (ii) in the event that such reference to Bear Stearns by name or otherwise is not in the judgment of the Company, as advised by counsel, required by the Securities Act or any similar federal statute or any state "blue sky" or securities law then in force, the deletion of the reference to Bear Stearns.

          SECTION IV.4 SELLING FEES. All Purchase Price amounts due that are satisfied in Company Shares, whether on the Settlement Date or on any subsequent date on which the Company pays Bear Stearns in additional Company Shares pursuant Section 2.3 hereof, shall be subject to a selling fee (a "SELLING FEE"), payable by the Company to Bear Stearns in cash or

Company Shares on the Settlement Date or on such subsequent date, as the case may be, as follows:

                    (a) If a registration statement is effective in respect of such Company Shares at the time of the their delivery to Bear Stearns, and such registration statement is useable for its intended purpose, the Selling Fee shall be an amount equal to 2% of the All-In Loan Value.

                    (b) If a registration statement is not effective in respect of such Company Shares at the time of their delivery to Bear Stearns, or if a registration statement is effective but fails to be useable for its intended purpose (including, without limitation, due to any Blackout Period), the Selling Fee shall be an amount equal to 5% of the All-In Loan Value; provided, however, that such Selling Fee shall increase at the rate of .25%, payable weekly in cash or Company Shares, for each additional week or portion thereof that a registration statement is not effective or fails to be useable for its intended purpose (including, without limitation, due to any Blackout Period); PROVIDED, FURTHER, that the Selling Fee under this subsection
          (b) shall not exceed 9% of the All-In Loan Value. If the Company delivers an effective registration statement after the date Company Shares are delivered to Bear Stearns and such registration statement is useable for its intended purpose at the time such registration statement becomes effective, the Selling Fee shall be reduced by an amount equal to 1% of the All-In Loan Value in respect of shares sold under such registration statement.

          SECTION IV.5 REGISTRATION EXPENSES. To the fullest extent permitted by applicable laws, the Company will pay (or promptly reimburse the payment of) all Registration Expenses incurred in connection with each registration statement filed pursuant to this Agreement and the fulfillment of the Company's obligations under this Agreement.

          SECTION IV.6 LIMITATIONS ON SALE OR DISTRIBUTION OF OTHER SECURITIES.
(a) To the extent reasonably requested in writing by Bear Stearns, the Company hereby agrees (except that the Company may effect any sale or distribution of any such securities pursuant to a registration on Form S-8 or any successor or similar form that is then in effect or upon the conversion, exchange or exercise of any then outstanding options, warrants, rights or other securities convertible into or exchangeable or exercisable for Registrable Securities or on Form S-4 or any successor or similar form that is then in effect for a merger, acquisition or other transaction and related distributions of securities) to use its reasonable best efforts to cause each holder, directly or indirectly, of at least 1% of any Share Capital of the Company purchased from the Company at any time other than in a public offering to agree) not to Transfer, including, without limitation, any sale pursuant to Rule 144 under the Securities Act, any common stock of the Company (other than as part of such underwritten public offering) during the time period reasonably requested by the Bear Stearns, not to exceed 90 days from the effective date of the registration statement.

          (b) The Company hereby agrees that, if it shall previously have received a request for registration pursuant to Section 4.1 hereof or postponed pursuant to Section 4.7 hereof, and if such previous registration shall not have been withdrawn or abandoned, the Company shall not Transfer any common stock of the Company (other than as part of such underwritten public offering, a registration on Form S-8 or any successor or similar form that is then in effect or upon the conversion, exchange or exercise of any then outstanding options, warrants, rights or other securities convertible into or exchangeable or exercisable for Registrable Securities or on Form S-4 or any successor or similar form that is then in effect for a merger, acquisition or other transaction and related distributions of securities) during the time period reasonably requested by Bear Stearns.

          SECTION IV.7 COMPANY RIGHT TO POSTPONE RESALE. The Company shall be entitled to postpone for a reasonable period of time (but not exceeding 120 days) the resale of Registrable Securities under any effective registration statement filed by it pursuant to this Agreement if the Company determines in its good faith judgment, based upon the advice of external counsel, that maintaining the effectiveness of the Registration Statement would require premature disclosure of non-public material information that would reasonably be likely to have a material adverse effect on the Company's material financing plans or any planned material transaction involving the Company, PROVIDED THAT the Company promptly gives Bear Stearns written notice of such prohibition (such prohibitions, "BLACKOUT EVENTS", and the period during which any such Blackout Event continues, a "BLACKOUT PERIOD").

          SECTION IV.8 NO REQUIRED SALE. Nothing in this Agreement shall be deemed to create an independent obligation on the part of Bear Stearns to sell any Registrable Securities pursuant to any effective registration statement.

          SECTION IV.9 INDEMNIFICATION. (a) In the event of any registration of any securities of the Company under the Securities Act pursuant this Agreement, the Company will, and hereby does, indemnify and hold harmless, to the fullest extent permitted by all applicable laws, Bear Stearns, its directors, officers, affiliates, employees, shareholders, members and general and limited partners (and the directors, officers, affiliates, employees, shareholders, members and general and limited partners thereof), each other Person who participates as an underwriter in the offering or sale of such securities, each director, officer, employee, shareholder, member or general and limited partner of such underwriter, and each other Person, if any, who controls such seller or any such underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (the "INDEMNITEES"), against any and all losses, claims, damages or liabilities, joint or several, actions or proceedings (whether commenced or threatened) in respect thereof ("CLAIMS") and expenses (including reasonable fees of counsel and any amounts paid in any settlement effected with the Company's consent, which consent shall not be unreasonably withheld) to which each such indemnified party may become subject under the Securities Act or otherwise, insofar as such Claims or expenses arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement under which such securities were registered under the Securities Act, together with the documents incorporated by reference therein or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or
(ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary, final or summary prospectus or listing particulars or any amendment or supplement thereto, together with the documents incorporated by reference therein, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED, however, that the Company shall not be liable to any such indemnified party in any such case to the extent such Claim or expense arises out of or is based upon any untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact made in such registration statement or amendment thereof or supplement thereto or in any such prospectus or any preliminary, final or summary prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of such indemnified party specifically for use therein. Such indemnity and reimbursement of expenses shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified party and shall survive the Transfer of such securities by such seller.

          (b) Bear Stearns shall indemnify and hold harmless (in the same manner and to the same extent as set forth in paragraph (a) of this Section 4.9) to the extent permitted by law the Company, its directors and officers, each Person controlling the Company within the meaning of the Securities Act and all other prospective sellers and their directors, officers, general and limited partners and respective controlling Persons with respect to any untrue statement or alleged untrue statement of any material fact in, or omission or alleged omission of any material fact from, such registration statement, any preliminary, final or summary prospectus or listing particulars, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company or its representatives by or on behalf of Bear Stearns specifically for use therein and reimburse such indemnified party for any legal or other expenses reasonably incurred in connection with investigating or defending any such Claim as such expenses are incurred; PROVIDED, HOWEVER, that the aggregate amount that Bear Stearns shall be required to pay pursuant to this Section 4.9(b) and Section 4.10 shall in no case be greater than the amount of the net proceeds received by Bear Stearns upon the sale of the Registrable Securities pursuant to the registration statement giving rise to such Claim.

          (c) Indemnification similar to that specified in the preceding paragraph (a) of this Section 4.9 (with appropriate modifications) shall be given by the Company with respect to any required registration or other qualification of securities under any U.S. state securities and "blue sky" laws.

          (d) Any person entitled to indemnification under this Agreement shall notify promptly the indemnifying party in writing of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Section 4.9, but the failure of any indemnified party to provide such notice shall not relieve the indemnifying party of its obligations under the preceding paragraphs of this Section 4.9, except to the extent the indemnifying party is materially prejudiced thereby, and shall not relieve the indemnifying party from any liability that it may have to any indemnified party otherwise than under Sections 4.9 and 4.10. In case any action or proceeding is brought against an indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, unless in the reasonable opinion of outside counsel to the indemnified party a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, to assume the defense thereof jointly with any other indemnifying party similarly notified, to the extent that it chooses, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; PROVIDED, HOWEVER, that if (i) the indemnifying party fails to take reasonable steps necessary to defend diligently the action or proceeding within 20 days after receiving notice from such indemnified party that the indemnified party believes it has failed to do so; (ii) such indemnified party who is a defendant in any action or proceeding that is also brought against the indemnifying party reasonably shall have concluded that there may be one or more legal defenses available to such indemnified party that are not available to the indemnifying party; or (iii) representation of both parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct, then, in any such case, the indemnified party shall have the right to assume or continue its own defense as set forth above (but with no more than one firm of counsel for all indemnified parties in each jurisdiction who shall be approved by Bear Stearns), and, to the fullest extent permitted by all applicable laws, the indemnifying party shall be liable for any expenses therefor. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (x) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (y) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

          (e) The indemnity agreements contained herein shall be in addition to any other rights to indemnification or contribution that any indemnified party may have pursuant to law or contract and shall remain operative and in full force and effect regardless of any investigation made or omitted by or on behalf of any indemnified party and shall survive the Transfer of the Registrable Securities by any such party.

          (f) The indemnification and contribution required by this Section 4.9 and Section 4.10 shall be made by periodic payments of reasonable frequency of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

          SECTION IV.10 CONTRIBUTION. (a) If for any reason the indemnity provided for in Section 4.9 is unavailable or is insufficient to hold harmless an indemnified party under Sections 4.9(a), (b) or (c) in respect of any Claims or expenses (including reasonable fees of counsel and any amounts paid in any settlement effected with the indemnifying party's consent, which consent shall not be unreasonably withheld), then each indemnifying party, in lieu of indemnifying such indemnified party, shall, to the fullest extent permitted by all applicable laws, contribute to the amount paid or payable by such indemnified party as a result of such Claims or expenses (i) as between the Company and Bear Stearns, on the one hand, and the underwriters, on the other, in such proportion as is appropriate to reflect the relative benefits received by the Company and Bear Stearns, on the one hand, and the underwriters, on the other, from the offering of the Registrable Securities, or if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits but also the relative fault of the Company and Bear Stearns, on the one hand, and of the underwriters, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations, and (ii) as between the Company, on the one hand, and Bear Stearns, on the other, in such proportion as is appropriate to reflect the relative fault of the Company and of Bear Stearns in connection with such statements or omissions, as well as any other relevant equitable considerations. The relative benefits received by the Company and Bear Stearns, on the one hand, and the underwriters, on the other, shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and Bear Stearns bear to the total underwriting discounts and commissions received by the underwriters. The relative fault of the Company and Bear Stearns, on the one hand, and of the underwriters, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and Bear Stearns or by the underwriters. The relative fault of the Company, on the one hand, and of Bear Stearns, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact relates to information supplied by such party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          (b) The Company and Bear Stearns agree that it would not be just and equitable if contribution pursuant to this Section 4.10 were determined by pro rata allocation (even if the underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the next preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the next preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 4.10, no underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities underwritten by it and distributed to the public exceeds the amount of any damages that such underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and Bear Stearns shall not be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of Bear Stearns were offered to the public exceeds the amount of any damages that such holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The aggregate amount that

Bear Stearns shall be required to pay pursuant to this Section 4.10 and Section 4.9(b) shall in no case be greater than the amount of the net proceeds received by Bear Stearns upon the sale of the Registrable Securities pursuant to the registration statement giving rise to such Claim.


                                    ARTICLE V

                           CONDITIONS OF EFFECTIVENESS

          SECTION V.1 CONDITIONS OF EFFECTIVENESS. The effectiveness of this Agreement is subject to the following conditions:

               (a) RESOLUTIONS; INCUMBENCY. Bear Stearns shall have received:

               (i) copies of the resolutions of the board of directors of the Company authorizing the transactions contemplated hereby, certified as of the Closing Date by the Secretary or an Assistant Secretary of the Company; and

               (ii) A certificate of the Secretary or Assistant Secretary of the Company certifying the names and true signatures of the officers of the Company authorized to execute, deliver and perform this Agreement;

               (b) ORGANIZATION DOCUMENTS; GOOD STANDING. Bear Stearns shall have received each of the following documents:

               (i) the Certificate of Incorporation and the By-laws of the Company as in effect on the date of this Agreement, certified by the Secretary or Assistant Secretary of the Company as of the date of this Agreement;

              (ii) a good standing certificate for the Company from the appropriate Delaware authorities as of a recent date; and

             (iii) a certificate signed by a Responsible Officer, dated as of the Closing Date, stating that:

            (x)         the representations and warranties contained in Section
                        6.1 are true and correct on and as of such date, as though made on and as of such date; and

            (y) since March 31, 2000, there has occurred no event or circumstance that has resulted or could reasonably be expected to result in a Material Adverse Effect.

               (c) LEGAL OPINION. Bear Stearns shall have received on the Closing Date an opinion, dated the Closing Date, in form and substance satisfactory to Bear Stearns and counsel to Bear Stearns, of Irell & Manella LLP, counsel for the Company, to the effect set forth in EXHIBIT B.


                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES


               SECTION VI.1 REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to Bear Stearns that:

               (a) CORPORATE EXISTENCE AND POWER; COMPLIANCE WITH LAWS. Each of the Company and its subsidiaries:

               (i) is a company duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

               (ii) has the corporate power and authority, and the legal right, and all governmental licenses, authorizations, consents and approvals to own its assets, carry on its business and to execute, deliver, and perform its obligations under this Agreement;

               (iii) is duly qualified as a foreign corporation and is licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license except where the failure to be so qualified or licensed is not reasonably likely to result in a Material Adverse Effect; and

               (iv) is in compliance with all Requirement of Law except where the failure to so comply is not reasonably likely to result in a Material Adverse Effect.

               (b) CORPORATE AUTHORIZATION. The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby, including, without limitation, the corporate power and authority to issue and deliver the Company Shares as provided herein.

               (c) NON-CONTRAVENTION, ETC. None of (A) the execution, delivery or performance by the Company of this Agreement, (B) the issuance and delivery of the Company Shares and (C) consummation by the Company of the transactions contemplated hereby violate, conflict with or constitute a breach of any of the terms or provisions of, or a default under (or an event that with notice or the lapse of time, or both, would constitute a default), or require consent which has not been obtained under, or result in the imposition of a lien or encumbrance, or an acceleration of any indebtedness of the Company or any of its subsidiaries pursuant to, (i) any Requirement of Law or (ii) any bond, debenture, note, indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or its subsidiaries or their properties is or may be bound, except in the case of clause (ii), for such violations, conflicts, breaches, defaults, consents, impositions of liens or accelerations that (x) would not singly, or in the aggregate, have a Material Adverse Effect. No consent, approval, authorization or order of, or filing, registration, qualification, license or permit of or with, (A) any court or governmental agency, body or administrative agency (including, without limitation, the FCC) or (B) any other person is required for (1) the execution, delivery and performance by the Company of this Agreement, (2) the issuance and delivery of the Company Shares and the transactions contemplated hereby, except (x) such as have been obtained and made (or, in the case of the Company's obligations under Article IV hereof (registration rights), will be obtained and made) under the Securities Act, the Trust Indenture Act of 1939, as amended (the "TRUST INDENTURE ACT") and state securities or Blue Sky laws and regulations or such as may be required by the NASD or (y) where the failure to obtain any such consent, approval, authorization or order of, or filing registration, qualification, license or permit would not reasonably be expected to result in a Material Adverse Effect.

               (d) BINDING EFFECT. This Agreement has been duly and validly authorized, executed and delivered by the Company and is the legally valid and binding agreement of the Company, enforceable against it in accordance with its terms, except insofar as indemnification and contribution provisions may be limited by applicable law or equitable principles and subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity. Each Assignment, upon execution, will have been duly and validly authorized, executed and delivered by the Company and constitute the legally valid and binding agreement of the Company, enforceable against it in accordance with its terms.

               (e) COMPANY SHARES. (i) On the Settlement Date, and on any other date on which the Company pays additional Company Shares to Bear Stearns pursuant to this Agreement, the Company Shares delivered on such date will have been duly and validly authorized by the Company for issuance and delivery to Bear Stearns pursuant to this Agreement and will be fully paid and nonassessable.

               (f) LITIGATION. There are no actions, suits, proceedings, claims or disputes pending, or to the best knowledge of the Company, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against the Company or its Subsidiaries or any of their respective properties which:

               (i) purport to affect or pertain to this Agreement or the Merger Agreement or any of the transactions contemplated hereby or thereby; or

               (ii) if determined adversely to the Company or its Subsidiaries, would reasonably be expected to have a Material Adverse Effect. No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement, or directing that the transactions provided for herein not be consummated as herein provided.

     (g) NO DEFAULT. As of the Closing Date, neither the Company nor any of its subsidiaries is in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, could reasonably be expected to have a Material Adverse Effect.

     (h) CERTAIN DOCUMENTS. The Company has delivered to Bear Stearns a complete and correct copy of the Merger Agreement and any other agreements to which the Company or any of its Affiliates, on the one hand, and BlueStar or any of its Affiliates, on the other hand, are parties, including any amendments, supplements or modifications with respect to any of the foregoing.

     (i) TAXES. The Company and its subsidiaries have filed all federal and other material tax returns and reports required to be filed, and have paid all federal and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with G.A.A.P. There is no proposed tax assessment against the Company or any of its subsidiaries that would, if made, have a Material Adverse Effect.

     (j) TITLE TO PROPERTIES. The Company and each Subsidiary have good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of their respective businesses, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     (k) FINANCIAL CONDITION. The unaudited condensed consolidated balance sheet of the Company and its Subsidiaries as of March 31, 2000, and the related unaudited condensed consolidated statements of income or operations and cash flows for the fiscal quarter ended on that date:

         (i) were prepared in accordance with G.A.A.P. consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, subject to normal year end audit adjustments and the absence of footnotes;

         (ii) fairly present the financial condition of the Company and its Subsidiaries as of the date thereof and results of operations for the period covered thereby; and

         (iii)show any material guarantee obligation, material Contingent Obligation or material liability for taxes, or any long-term lease or unusual forward or long-term commitment, including, without limitation, any interest rate or foreign currency swap or exchange agreement.

     (l) MATERIAL ADVERSE EFFECTS. Since March 31, 2000, there has been no development or event that has had or could reasonably be expected to have a Material Adverse Effect.

     (m) REGULATED ENTITIES. Neither the Company for any subsidiary of the Company is an "investment company" within the meaning of the Investment Company Act of 1940, as amended. The Company is not subject to regulation under any Requirement of Law limiting its ability to incur Indebtedness.

     (n) COPYRIGHTS, PATENTS, TRADEMARKS AND LICENSES, ETC. To the best knowledge of the Company, the Company or its Subsidiaries own or are licensed or otherwise have the right to use all of the patents, trademarks, service marks, trade names, copyrights, contractual franchises, authorizations and other rights that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person except to the extent that any such conflict is not reasonably likely to have a Material Adverse Effect. To the best knowledge of the Company, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Company or any Subsidiary infringes upon any rights held by any other Person except to the extent that any such infringement is not reasonably likely to have a Material Adverse Effect. No claim or litigation regarding any of the foregoing is pending or threatened, and the Company knows of no violation of any patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or, to the knowledge of the Company, proposed, which, in either case, could reasonably be expected to have a Material Adverse Effect.

                                   ARTICLE VII

                                    COVENANTS

     SECTION VII.1 COVENANTS OF THE COMPANY. The Company hereby agrees that, so long as this Agreement remains outstanding:

     (a) The Company shall not file any motion seeking to enjoin or otherwise postpone the enforcement of its obligations hereunder (including, without limitation, seeking an order under Section 105 of the Bankruptcy Code) in any bankruptcy case by or with respect to BlueStar or any of its subsidiaries;

     (b) Immediately upon the acquisition of BlueStar by the Company pursuant to the Merger Agreement, the Company shall cause BlueStar to be a "Restricted Subsidiary" under the Company's Indentures;

     (c) The Company shall not under any circumstance file against Bear Stearns any action, suit or proceeding with any court or Governmental Authority for any losses, claims or damages arising out of or based upon or in any way related to Bear Stearns' resale of the

Company Shares, except any such claims arising from Bear Stearns' bad faith or willful misconduct; and

     (d) So long as applicable, each certificate representing the Company Shares shall bear the following legend:

     "The securities represented hereby have not been registered under the U.S. Securities Act of 1933, as amended, and may not be offered, sold, transferred or otherwise disposed of except in compliance with such Act."

     The Company agrees that, promptly upon the request of Bear Stearns or any transferee, it will remove such legend from the certificates representing Company Shares in the event that U.S. counsel for Bear Stearns or such transferee determines that the transfer thereof is no longer restricted by the Securities Act.

     SECTION VII.2 COVENANTS OF BEAR STEARNS. Bear Stearns hereby agrees that, so long as this Agreement remains outstanding:

     (a Bear Stearns shall agree to deliver a copy of any and all documentation, including financial reports, received by it from BlueStar pursuant to the Loan Agreement promptly after receipt thereof and shall further agree to promptly notify the Company of any borrowing request received by BlueStar pursuant to the terms thereof and deliver copies of the documentation supporting such borrowing request at least two Business Days prior to making any Loan to BlueStar under the Loan Agreement; provided, however, that the failure of Bear Stearns to deliver to the Company any or all of such documentation shall not constitute a defense against any obligations of the Company under this Agreement.

     (b Bear Stearns shall use commercially reasonable efforts to effect any resale of Company Shares;

     (c Except upon the prior consent by the Company, Bear Stearns shall not demand repayment of any Loans pursuant to subclause (a) of Section 2.3 of the Loan Agreement prior to the date 30 days after the Closing Date. For the avoidance of doubt, the preceding sentence shall not be deemed to restrict Bear Stearns' right to demand repayment of any Loans after such date, or Bear Stearns' right of repayment pursuant to subclauses (b), (c), (d) or (e) of
Section 2.3 of the Loan Agreement.

                                  ARTICLE VIII

                                  MISCELLANEOUS

     SECTION VIII.1 TAXES. (a) Any and all payments by the Company to Bear Stearns under this Agreement shall be made free and clear of, and without deduction or withholding for, any Taxes. In addition, the Company shall pay all Other Taxes.

     (b If the Company shall be required by law to deduct or withhold any Taxes from or in respect of any sum payable hereunder to Bear Stearns, then:

         (i the sum payable shall be increased as necessary so that, after making all required deductions and withholdings for Taxes (including deductions and withholdings applicable to additional sums payable under this Section 8.1), Bear Stearns receives an amount equal to the sum it would have received had no such deductions or withholdings been made;

         (ii the Company shall make such deductions and withholdings; and

         (iii the Company shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law.

     (c The Company agrees to indemnify and hold harmless Bear Stearns for the full amount of any Taxes or Other Taxes (including without limitation any Taxes or Other Taxes imposed on amounts payable under this Section 8.1) paid by Bear Stearns and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days after the date Bear Stearns makes written demand therefor.

     (d Within 30 days after the date of any payment by the Company of Taxes or Other Taxes, the Company shall furnish to Bear Stearns the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to Bear Stearns.

     SECTION VIII.2 ABSOLUTE NATURE OF OBLIGATION. The Company agrees that its obligation to pay the Purchase Price and purchase the Loans from Bear Stearns on the Settlement Date pursuant to this Agreement is absolute and unconditional and shall in no event be conditioned on or subject to a defense or setoff arising from: (a) the enforceability, effectiveness, validity or value of the Merger Agreement or any part thereof, (b) the existence or non-existence of defaults by BlueStar under, or non-compliance with the terms of, the Loan Agreement or the other Loan Documents, (c) the value or lack of value of the Loans, (d) the validity, regularity or enforceability of the Loans, the Loan Agreement or the other Loan Documents, (e) the financial condition of BlueStar, (f) the validity of the organization of BlueStar, the Company or Bear Stearns, (g) any defense, claim, set-off recoupment, abatement or other right, existing or future, which BlueStar may have against Bear Stearns, the Company or any other Person or which the Company may have against Bear Stearns, BlueStar or any other Person, (h) whether the lien of any document or instrument securing the Loans shall have been perfected or shall continue to be perfected or shall otherwise be impaired in any manner, (i) whether any of the Loan Documents have been amended, extended, supplemented, accelerated, surrendered, released, waived, terminated or otherwise modified (but any such amendment shall not increase or decrease the Purchase Price payable hereunder), (j) the impossibility of performance by any party to any of the Loan Documents or any party to the Merger Agreement or (k) the bankruptcy, insolvency, reorganization, liquidation, dissolution, winding-up, arrangement, composition, readjustment of debt or similar event with respect to BlueStar or any other Person. Without limiting the generality of the foregoing, the Company acknowledges and agrees that it is of the essence of this Agreement that the Company shall be obligated to purchase the Loans in circumstances (including, without limitation, bankruptcy of BlueStar) under which collection of the Loans from BlueStar and obtaining control of the collateral for the Loans may be difficult or impossible and the existence of such circumstances shall not impair or delay the obligation of the Company to purchase the Loans hereunder.

     SECTION VIII.3 RESALE INDEMNITY. The Company agrees to indemnify and hold harmless, to the fullest extent permitted by all applicable laws, each Indemnitee against any and all Claims and expenses (including reasonable fees of counsel and any amounts paid in any settlement effected with the Company's consent, which consent shall not be unreasonably held) to which any such indemnified person may become subject, insofar as such Claims or expenses arise out of or are based upon or related in any way to Bear Stearns' resale of Company Shares after Bear Stearns' receipt thereof from the Company pursuant to this Agreement, except any Claims arising from Bear Stearns' bad faith or willful misconduct; provided, that insofar as any Claims or expenses arise out of or are based upon any matter set forth under clause (i) or (ii) of Section 4.9(a), this Section 8.3 shall not apply to such Claims and the provisions of
Section 4.9 shall apply to such Claims.

     SECTION VIII.4 WAIVER OF DEFENSES. The Company waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations (as defined in the Loan Agreement) and notice of or proof of reliance by Bear Stearns upon this Agreement or acceptance of this Agreement; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Agreement; and all dealings between BlueStar or the Company, on the one hand, and Bear Stearns, on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon this Agreement. The Company waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon BlueStar or the Company with respect to the Obligations. This Agreement shall be construed as a continuing, absolute and unconditional obligation of the Company without regard to (a) the validity, regularity or enforceability of the Loan Agreement, any other Loan Document, any of the Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by Bear Stearns, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by BlueStar against Bear Stearns, or (c) any other circumstance whatsoever (with or without notice to or knowledge of BlueStar or the Company) which constitutes, or might be construed to constitute, an equitable or legal discharge of BlueStar for the Obligations, or of the Company under this Agreement, in bankruptcy or in any other instance. When pursuing its rights and remedies hereunder against the Company, Bear Stearns shall be under no obligation to pursue such rights and remedies as it may have against BlueStar or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by Bear Stearns to pursue such other rights or remedies or to collect any payments from BlueStar or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of BlueStar or any such other Person or of any such collateral security, guarantee or right of offset, shall not relieve the Company of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of Bear Stearns against the Company. This Agreement shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Company and its successors and assigns thereof, and shall inure to the benefit of Bear Stearns, and its successors, indorsees, transferees and assigns, until all the obligations of the Company under this Agreement shall have been satisfied in full. Bear Stearns shall have no duty of care to the Company with respect to the administration of the Loans, the Loan Agreement or the other Loan Documents and the Company expressly waives any defense to its obligations hereunder arising from any course of conduct as between Bear Stearns and BlueStar, regardless of whether the ability of the Company to collect the Loans is impaired by such course of conduct.

     SECTION VIII.5 REINSTATEMENT. This Agreement shall continue to be effective, or be reinstated, as the case may be, if at any time any payment made by the Company hereunder, or any part thereof, is rescinded or must otherwise be restored or returned by Bear Stearns upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of BlueStar or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, BlueStar or any substantial part of its property, or otherwise, all as though such payments had not been made.

     SECTION VIII.6 PLACE OF CLOSING. The purchase of the Loans by the Company pursuant to this Agreement shall take place at the offices of Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York 10017 or at such other place as shall be designated by Bear Stearns.

     SECTION VIII.7 NOTICES. All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing and, if sent to Bear Stearns shall be mailed, delivered, or telexed, telegraphed or telecopied and confirmed in writing to Bear Stearns Corporate Lending Inc., 245 Park Avenue, New York, New York 10167, Attention: Victor Bulzacchelli, telecopy number: (212) 272-4844, with a copy to Christopher Atkinson, telecopy number: (212) 272-9630, with a copy, which shall not constitute notice, to Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York 10017, Attn: Gary L. Sellers, telecopy number: (212) 455-2502; and if sent to the Company, shall be mailed, delivered or telexed, telegraphed or telecopied and confirmed in writing to Covad Communications Group, Inc., 2330 Central Expressway, Santa Clara, CA 95050,
Attention: Chief Financial Officer, telecopy number: (408) 844-7501, with a copy, which shall not constitute notice, to Irell & Manella LLP, 1800 Avenue of the Stars, Suite 900, Los Angeles, CA 90067, Attn: Meredith S. Jackson, telecopy number: (310) 203-7199.

     SECTION VIII.8 REMEDIES. The Company's obligations to purchase the Loans may be enforced by Bear Stearns in an action for specific performance against the Company.

     SECTION VIII.9 NO RIGHT TO PURCHASE. Nothing contained in this Agreement shall be construed as obligating Bear Stearns to sell the Loans (other than pursuant to the Company's exercise of the Call Option) to the Company or as restricting in any manner the right of Bear Stearns to sell or assign its interest therein in whole or in part.

     SECTION VIII.10 NO WAIVER; CUMULATIVE REMEDIES. (a) No failure to exercise and no delay in exercising, on the part of Bear Stearns, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

     (b No action by Bear Stearns pursuant to the provisions of the Loan Agreement or the other Loan Documents, whether such action is optional or obligatory, shall affect the absolute and unconditional obligation of the Company to purchase the Loans pursuant to this Agreement.

     SECTION VIII.11 COUNTERPARTS. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Company and Bear Stearns.

     SECTION VIII.12 SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     SECTION VIII.13 AMENDMENTS IN WRITING; NO WAIVER. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Company and Bear Stearns, provided that any provision of this Agreement may be waived by Bear Stearns in a letter or agreement executed by Bear Stearns or by telex or facsimile transmission from Bear Stearns.

     SECTION VIII.14 INTEGRATION. This Agreement represents the agreement of the Company and Bear Stearns with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by Bear Stearns relative to the subject matter hereof not expressly set forth or referred to herein.

     SECTION VIII.15 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

     SECTION VIII.16 SUBMISSION TO JURISDICTION; WAIVERS. The Company hereby irrevocably and unconditionally:

     (a submits for itself and its property in any legal action or proceeding relating to this Agreement or for recognition and enforcement of any judgement in respect hereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

     (b consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

     (c agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to BlueStar at its address set forth in Section 8.7 or at such other address of which Bear Stearns shall have been notified pursuant thereto;

     (d agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

     (e waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary, punitive or consequential damages.

     SECTION VIII.17 ACKNOWLEDGMENTS. The Company hereby acknowledges that:

     (a The Company has examined the Loan Agreement, and the other Loan Documents as executed and delivered, and has relied solely upon such examination in entering into this Agreement. The Company hereby acknowledges that Bear Stearns has not made representations or warranties to the Company with respect to the enforceability of the Loan Agreement or the other Loan Documents and that Bear Stearns in entering into the Loan Agreement has relied upon the absolute and unconditional obligation of the Company to purchase the Loans from Bear Stearns pursuant to this Agreement.

     (b The Company has been advised by counsel in the negotiation, execution and delivery of this Agreement and in its examination of the Loan Agreement and the other Loan Documents.

     (c Bear Stearns does not have any fiduciary relationship to the Company, and the relationship between Bear Stearns and the Company is solely that of obligor and obligee with respect to the purchase by the Company of the Loans.

     (d No joint venture exists between the Company and Bear Stearns.

     SECTION VIII.18 WAIVERS OF JURY TRIAL. THE COMPANY AND BEAR STEARNS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

     SECTION VIII.19 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto, in whole or in part (whether by operation of law or otherwise), without the prior written consent of the other parties hereto, and any attempt to make any such assignment without such consent shall be null and void; provided, however, that Bear Stearns may, without the consent of the Company, (i assign its rights and obligations hereunder in whole or in part to any Affiliate with at least 90% common control. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by, the parties and their respective successors and assigns.

     SECTION VIII.20 PAYMENT OF CERTAIN FEES AND EXPENSES. The Company agrees
(a) to pay or reimburse Bear Stearns for all its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and any other documents prepared in connection herewith but excluding the Loan Agreement and the other Loan Documents, and the consummation and administration of the transactions contemplated hereby, including the Registration Rights Expenses and reasonable fees and disbursements of counsel to Bear Stearns, with statements with respect to the foregoing to be submitted to the Company prior to the Closing Date (in the case of amounts to be paid on the Closing Date) and from time to time thereafter on a quarterly basis or such other periodic basis as Bear Stearns shall deem appropriate, (b) to pay or reimburse Bear Stearns for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement and any such other documents, including the fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to Bear Stearns, and (c) to pay, indemnify, and hold Bear Stearns harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, that may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement and any such other documents.

                            [Signature page follows]

     IN WITNESS WHEREOF, the Company and Bear Stearns have caused this Agreement to be duly executed the day and year first above written.

                                          COVAD COMMUNICATIONS GROUP, INC.


                                          By:___________________________________
                                          Name:
                                          Title:


                                          BEAR STEARNS CORPORATE LENDING INC.


                                          By:__________________________________
                                          Name:
                                          Title:

                                                                         ANNEX A
                                                    TO PUT/CALL OPTION AGREEMENT

                                     FORM OF
                            ASSIGNMENT AND ACCEPTANCE

     Reference is made to the Demand Loan Agreement, dated as of June 15, 2000, (as amended, supplemented or modified from time to time, the "LOAN AGREEMENT"), between BlueStar Communications Group, Inc., a Delaware corporation (the "COMPANY") and Bear Stearns Corporate Lending Inc., Stearns Corporate Lending Inc. ("BEAR STEARNS"). Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

     The Assignor identified on Schedule l hereto (the "ASSIGNOR") and the Assignee identified on Schedule l hereto (the "ASSIGNEE") agree as follows:

     (a The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor, as-is, without any recourse or warranty whatsoever to the Assignor, as of the Effective Date (as defined below), the interest described in Schedule 1 hereto (the "ASSIGNED INTEREST") in and to the Assignor's rights and obligations under the Loan Agreement with respect to those credit facilities contained in the Loan Agreement as are set forth on Schedule 1 hereto (individually, an "ASSIGNED FACILITY"; collectively, the "ASSIGNED FACILITIES"), in a principal amount for each Assigned Facility as set forth on
Schedule 1 hereto.

     (b The Assignor (a) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Agreement or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto, other than that the Assignor has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any such adverse claim; (b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of BlueStar, any of its Subsidiaries or any other obligor or the performance or observance by BlueStar, any of its Subsidiaries or any other obligor of any of their respective obligations under the Loan Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; and (c) attaches any Notes held by it evidencing the Assigned Facilities and requests that BlueStar, upon request by the Assignee, exchange the attached Notes for a new Note or Notes payable to the Assignee.

     (c The Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (b) confirms that it has received a copy of the Loan Agreement, together with copies of the financial statements delivered pursuant to Section 6.1 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it will, independently and without reliance upon the Assignor or Bear Stearns and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; and (d) agrees that it will be bound by the provisions of the Loan Agreement and will perform in accordance with its terms all the obligations which by the terms of the Loan Agreement are required to be performed by it as a Lender.

     (d The effective date of this Assignment and Acceptance shall be the Effective Date of Assignment described in Schedule 1 hereto (the "Effective Date"). Following the execution of this Assignment and Acceptance, it will be delivered to BlueStar for its acknowledgment, effective as of the Effective Date.

     (e From and after the Effective Date, BlueStar shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to the Effective Date and to the Assignee for amounts which have accrued subsequent to the Effective Date.

     (f From and after the Effective Date, (a) the Assignee shall be a party to the Loan Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the other Loan Documents and shall be bound by the provisions thereof and (b) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Agreement.

     (g This Assignment and Acceptance and the rights and obligations of the parties under this Assignment and Acceptance shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

     IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed as of the date first above written by their respective duly authorized officers on Schedule 1 hereto.

                                   Schedule 1
                          to Assignment and Acceptance

Name of Assignor:

Name of Assignee:

Effective Date of Assignment:

------------------------------------- -------------------------------------


               Loan                               Principal
          Facility Assigned                    Amount Assigned

               Loan                                   $
------------------------------------- -------------------------------------

[Name of Assignee]                    [Name of Assignor]



By:                                   By:
Name:                                 Name:
Title:                                Title:
                                      ------------------------------------


                                      Acknowledged:

                                      BLUESTAR COMMUNICATIONS
                                      GROUP, INC.

                                      By:
                                      Name:
                                      Title:

                                                                         ANNEX B

                      [Form of Opinion of Irell & Manella]


     1. The Company (a) has been duly incorporated and is validly existing and in good standing as a corporation under the laws of the jurisdiction of its incorporation, and (b) has the corporate power and authority to own, lease and operate its properties and conduct its business as presently operated.

     2. The Company (a) has the corporate power and authority to execute, deliver and perform its obligations under the Agreement and to consummate the transactions contemplated thereby (including, without limitation, its obligations in respect of the Company Shares and the issuance and delivery of Company Shares upon exercise of the Put Option or in connection with a Resale True-Up or Interim True-Up as contemplated by the Agreement) and (b) has duly authorized, executed and delivered the Agreement.

     3. Neither the execution, delivery or performance by the Company of the Agreement nor the consummation of the transactions contemplated thereby (including, without limitation, its obligations in respect of the Company Shares and the issuance and delivery of Company Shares upon exercise of the Put Option or in connection with a Resale True-Up or Interim True-Up as contemplated by the Agreement) violates, conflicts with or constitutes a breach of any of the terms or provisions of, or a default under (or an event that with notice or the lapse of time, or both, would constitute a default), or require consent or waiver under, or result in the imposition of a lien or encumbrance on any properties of the Company, or an acceleration of any indebtedness of the Company pursuant to,
(a) the charter or bylaws of the Company, (b) any agreement or instrument filed with the SEC as an exhibit, or incorporated by reference as an exhibit, pursuant to subparagraphs (b)(4) or (b)(10) of Item 601 of Regulation S-K, as part of the Company's annual, quarterly or current reports on Forms 10K, 10Q or 8K (including, for the avoidance of doubt, the Indentures), (c) the Delaware General Corporation Law or any federal or New York statute, rule or regulation applicable to the Company (other than federal or state securities laws) or (d) to our knowledge, any judgment, order or decree of any court of governmental agency or authority having jurisdiction over the Company or its assets or properties, except in the case of clauses (b), (c) and (d) of this paragraph, for such violations, conflicts, breaches, defaults, consents, impositions or liens which would not, to our knowledge, reasonably be expected to have a Material Adverse Effect.

     4. Assuming that the Agreement is a valid and legally binding obligation of Bear Stearns, the Agreement constitutes the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms.

     5. Assuming compliance with applicable state securities and Blue Sky laws, as to which we express no opinion, and except for the filing of one or more registration statements under the Securities Act in connection with the sale of the Company Shares contemplated by the Agreement, no consent, approval, authorization or order of, or filing, registration, qualification, license or permit of or with, any court or governmental agency, body or administrative agency is required for the execution, delivery and performance by the Company of the Agreement or the consummation of the transactions contemplated thereby (including, without limitation, its obligations in respect of the Company Shares and the issuance and delivery of Company Shares upon exercise of the Put Option or in connection with a Resale True-Up or Interim True-Up as contemplated by the Agreement.

     6. To our knowledge, there is no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, now pending, to which the Company is a party or to which the business, assets or property of the Company is subject, and, to our knowledge, no such action, suit or proceeding is threatened to which the Company or its business, assets or property would be subject that in either case questions the validity of the Agreement.

     7. Assuming that the Company has invested all or substantially all of the proceeds of its recent debt and equity securities offerings in its operations or in United States Treasury obligations, the Company is not an "investment company" within the meaning of and subject to regulation under the Investment Company Act of 1940, as amended, or a "holding company," or a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     8. Any Company Shares issued and delivered upon exercise of the Put Option or as required as a Resale True-Up or Interim True-Up, in each case, conducted in accordance with the terms of the Put/Call Option Agreement, will be duly authorized and if issued on the date hereof would be, upon their delivery, validly issued, fully paid and nonassessable.

     The foregoing opinions will be subject to customary exceptions, qualifications, limitations and assumptions.